EXHIBIT 10.1

GUARANTEE
This Guarantee is made and entered into as of April 24, 2013 (the “Guarantee”) by and between Brookfield Office Properties Inc., an Ontario corporation (“Guarantor”), and MPG Office Trust, Inc., a Maryland Corporation (the “Company”). Except as specified herein, capitalized terms used in this Guarantee shall have the meanings assigned to such terms in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Brookfield DTLA Holdings L.P., a Delaware limited partnership (“Parent”), Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (“Sub REIT”), Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (“REIT Merger Sub”), Brookfield DTLA Fund Properties LLC, a Maryland limited liability company (“Partnership Merger Sub” and, together with Parent, Sub REIT, REIT Merger Sub, the Tender Offer Purchaser and their respective successors and assigns, the “Parent Parties”), the Company, and MPG Office, L.P., a Maryland limited partnership (the “Partnership”).

1.    GUARANTEE. In consideration of, and as an inducement to the Company and the Partnership entering into the Merger Agreement and performing their obligations thereunder, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Company, subject to the terms and conditions set forth herein, the full performance and payment by the Parent Parties of all of their respective payment and/or other monetary obligations and liabilities arising under or in connection with the Merger Agreement and the other Contemplated Transactions, including without limitation (i) all obligations of the Parent Parties to pay consideration to holders of securities of the Company and the Partnership (including the Company Common Share Merger Consideration (including the Company Common Share Merger Consideration payable to holders of Restricted Shares), the Option Merger Consideration, the RSU Merger Consideration, the Partnership Cash Merger Consideration, the Offer Price if and to the extent payable in the Tender Offer in accordance with Section 7.14 of the Merger Agreement and any cash payable to holders of Company Preferred Shares as contemplated by Section 3.01(c) of the Merger Agreement), (ii) all obligations of the Parent Parties in respect of payments to lenders, servicers and others in connection with obtaining the Loan Consents pursuant to Section 7.05(d) of the Merger Agreement and Section 7.05(d) of the Company Disclosure Schedule, and (iii) all obligations in respect of claims, judgments or other monetary liabilities arising from any breach, default or non-compliance with the Merger Agreement by any of the Parent Parties (collectively, the “Guaranteed Obligations”); provided, however, notwithstanding anything to the contrary contained herein, the Guaranteed Obligations shall not include the obligations of any Parent Party arising under Section 7.07 of the Merger Agreement. The Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of the Guaranteed Obligations directly against Guarantor or any Parent Party in the first instance.

2.    NATURE OF GUARANTEE. The Company shall not be obligated to file any claim relating to Guarantor’s obligations in the event that any Parent Party becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect Guarantor’s Guaranteed Obligations. In the event that any payment in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder, subject to the terms and provisions hereof, with respect to the Guaranteed Obligations as if such payment had not been made. This Guarantee is an unconditional guarantee of payment and performance, and not of collectability.

3.    CHANGES IN OBLIGATIONS; CERTAIN WAIVERS.
I.    Guarantor agrees that the Company may at any time and from time to time, without notice to or further consent of Guarantor, extend the time of payment of any of the Guaranteed Obligations, and may also make any agreement with the Parent Parties, without Guarantor’s consent, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any other agreement between the Company and any of the Parent Parties without in any way impairing or affecting Guarantor’s obligations under this Guarantee. Guarantor agrees that, subject to the terms and provisions hereof, the Guaranteed Obligations shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Company to assert any claim or demand or to enforce any right or remedy against any Parent Party; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment to or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms thereof or any agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations, including the Tender Offer; (c) the addition, substitution or release of any other Person interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate or organizational existence, structure or ownership of any Parent Party or any other Person interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Parent Party or any other Person liable with respect to any of the Guaranteed Obligations; (f) the existence of any claim, set-off or other rights which Guarantor may have at any time against the Parent Parties, the Company or any of their respective Affiliates, whether in connection with the Guaranteed Obligations or otherwise; (g) the adequacy of any other means the Company may have of satisfying any of the Guaranteed Obligations; (h) any other act or omission which might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a release or discharge of Guarantor, all of which may be done without notice to Guarantor; or (i) any other event or circumstance, whether similar or dissimilar to the foregoing. To the fullest extent permitted by Law, Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Company. Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any obligations incurred and all other notices of any kind (other than notices to any of the Parent Parties pursuant to the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshaling of assets of the Parent Parties or any other entity or other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than defenses to the payment of the Guaranteed Obligations that are available to any of the Parent Parties under the Merger Agreement or breach by the Company of this Guarantee). Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits. Subject to the provisions of Section 2 and this Section 3, Guarantor reserves the right to assert defenses which any of the Parent Parties may have to payment of any Guaranteed Obligations in accordance with the terms and conditions of the Merger Agreement. Notwithstanding anything to the contrary contained in this Guarantee or otherwise, the Company hereby agrees that to the extent the Parent Parties are relieved of all or any portion of any Guaranteed Obligation, Guarantor shall be similarly relieved of its corresponding obligations under this Guarantee. Each party hereby covenants and agrees that it shall not institute, directly or indirectly, any proceeding asserting that any of the terms and provisions of this Guarantee are illegal, invalid or unenforceable.

II.    Guarantor hereby unconditionally waives any rights that it may now have or hereafter acquire against any of the Parent Parties that arise from the existence, payment, performance, or enforcement of the Guaranteed Obligations or Guarantor’s obligations under or in respect of any other agreement in connection with the Merger Agreement or this Guarantee, including without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company against any Parent Party, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Parent Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations shall have been previously paid in full in immediately available funds. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full of the Guaranteed Obligations, such amount shall be received and held in trust for the benefit of the Company, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, or to be held as collateral for any Guaranteed Obligations thereafter arising.

4.    NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Company or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time. The Company shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Company’s rights against, any Parent Party prior to proceeding against Guarantor.

5.    REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants that: (a) it is a corporation, duly incorporated, validly existing and in good standing under the Laws of the Province of Ontario, (b) it has all necessary power and authority to enter into, execute and deliver this Guarantee and to perform fully its Guaranteed Obligations, (c) this Guarantee has been duly executed and delivered by Guarantor and constitutes a valid, binding and enforceable obligation of Guarantor, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or similar Laws from time to time in effect affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (d) the execution, delivery and performance of this Guarantee by Guarantor does not conflict with or violate Guarantor’s organizational documents or any Law or contractual restriction binding on Guarantor or its assets; and (e) all consents, approvals, authorizations and permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Guarantee by Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Guarantee, except, in the case of clauses (d) and (e) of this paragraph, for any such conflicts, violations, consents, breaches, defaults or other occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

6.    CONFIDENTIALITY. This Guarantee shall be treated as confidential and is being provided to the Company solely in connection with the transactions contemplated by the Merger Agreement and the Contemplated Transactions. This Guarantee may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of Guarantor; provided, however, that the Company may disclose this Guarantee to the extent required by applicable Law, the applicable rules of any national securities exchange or in connection with any U.S. Securities Exchange Commission filings relating to the Merger Agreement and/or the Contemplated Transactions.

7.    NO ASSIGNMENT. Neither Guarantor nor the Company may assign or delegate its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Company or such Guarantor, as the case may be. Any purported assignment without such consent shall be null and void.

8.    TERMINATION. This Guarantee shall terminate automatically and immediately, and Guarantor shall have no further obligations under this Guarantee in the event of the Closing under the Merger Agreement or the termination of the Merger Agreement pursuant to and in accordance with Section 9.01 of the Merger Agreement; provided, however, that if on the date of termination of this Guarantee, any proceeding to enforce this Guarantee is brought within forty-five (45) days of such termination, the Guaranteed Obligations shall continue and survive such termination until such proceeding is finally and conclusively resolved.

9.    NOTICES. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon electronic confirmation of receipt when transmitted by electronic mail (but only if followed by transmittal by national overnight courier or by hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

if to Guarantor:

Brookfield Office Properties Inc.
Brookfield Place
250 Vesey Street, 15th Floor
New York, NY 10281-1023
Attention:           Mark Brown
                           Kathleen Kane

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
Attention:           Joshua Mermelstein, Esq.
                           Lee S. Parks

if to the Company:

MPG Office Trust, Inc.
355 South Grand Ave., Suite 3300
Los Angeles, CA 90071
Attention:           Christopher M. Norton, Executive Vice President

with a copy to:

Latham & Watkins LLP
355 South Grand Ave.
Los Angeles, CA 90071
Attention:           Julian Kleindorfer, Esq.
                           Brad Helms, Esq.

10.    AMENDMENT. This Guarantee may not be amended, supplemented or modified, except by an express written consent of Guarantor and the Company.

11.    GOVERNING LAW. This Guarantee and all actions arising under or in connection therewith shall be governed by and construed and enforced in accordance with the Laws of the State of Maryland, without regard to laws that may be applicable under conflicts of laws principles. Each party hereto hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any Action arising out of or relating to this Guarantee brought by any party hereto, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Maryland state or federal court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (e) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding.

12.    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13.    COUNTERPARTS. This Guarantee may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor and the Company have caused this Guarantee to be executed as of the date first written above by their respective officers thereunto duly authorized.

BROOKFIELD OFFICE PROPERTIES INC.
By:	/s/ DENNIS FRIEDRICH
Name:	Dennis Friedrich
Title:	Chief Executive Officer

Accepted and Agreed to:

MPG OFFICE TRUST, INC.
By:	/s/ CHRISTOPHER M. NORTON
Name:	Christopher M. Norton
Title:	Executive Vice President, General Counsel and Secretary